    As filed with the Securities and Exchange Commission on January 20, 2000
                                                             File No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ________________

                            CABOT INDUSTRIAL TRUST
            (Exact name of registrant as specified in its charter)



                MARYLAND                                04-3397866
      (State or other jurisdiction         (I.R.S. Employer Identification No.)
   of incorporation or organization)


      Two Center Plaza, Suite 200                         02108
      Boston, Massachusetts 02108                       (Zip Code)
(Address of principal executive offices)

              Registrant's telephone number, including area code:
                                (617) 723-0900

                            CABOT INDUSTRIAL TRUST
                         1999 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                              Robert E. Patterson
                                   President
                            Cabot Industrial Trust
                          Two Center Plaza, Suite 200
                          Boston, Massachusetts 02108
                                (617) 723-0900
                              (Agent for Service)

                                 _____________


                                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                        Proposed           Proposed
                                                        Maximum             Maximum
  Title of Securities to be       Amount to be       Offering Price        Aggregate              Amount of
         Registered                Registered         Per Share(1)     Offering Price(1)      Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
Interest, par value $.01 per       2,000,000            $19.7813          $39,562,600             $10,444.53
share (including related           Shares
preferred share purchase rights)
==================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on January 12, 2000.

================================================================================

                                    Part II


                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by reference.

The following documents, which have heretofore been filed by Cabot Industrial Trust ("Cabot Trust") with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) Annual Report on Form 10-K for the year ended December 31, 1998 and amended by Form 10-K/A filed with the SEC on April 20, 1999;

         (b) Quarterly Report on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999;

         (c) Current Report on Form 8-K filed on January 29, 1999, March 22, 1999, April 1, 1999, April 29, 1999, May 4, 1999, July 30, 1999
              and September 10, 1999, and the Form 8-K/A filed April 26, 1999;
              and

         (d) The description of Cabot Trust's Common Shares contained in Cabot Trust's registration statement on Form 8-A filed with the SEC on January 27, 1998.

The Securities and Exchange Commission has assigned file number 1-13829 to the reports and other information that Cabot Trust files with the Securities and Exchange Commission.

All documents subsequently filed by Cabot Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the Common Shares registered under this Registration Statement is being passed upon for Cabot Trust by the law firm of Mayer, Brown & Platt, Chicago, Illinois.

Item 6.  Indemnification of Trustees and Officers.

         Article 9, Section 1 of Cabot Trust's Declaration of Trust provides as follows with respect to the limitation of liability for Trustees and officers and indemnification:

         "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a REIT, no trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor the repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees or officers of a Maryland REIT for money damages in a suit by or on behalf of the Trust or by any shareholder, no trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that
         (a) the trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding."

         Article 9, Section 3 of the Registrant's Declaration of Trust provides as follows with respect to the indemnification of Trustees and officers:

         "Notwithstanding any other provisions of this Declaration of Trust, the Trust, for the purpose of providing indemnification for its Trustees and officers, shall have the authority, without specific shareholder approval, to enter into insurance or other arrangements to indemnify all Trustees and officers of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees or officers of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust, or (d) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof."

         Cabot Trust has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that such person was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index to Exhibits.

Item 9.  Undertakings.

A.  Rule 415 Offering.
    -----------------

The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, that paragraphs (A)(1)(i) and
                      --------  -------
                      (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.        Filings Incorporating Subsequent Exchange Act Documents by Reference.
          --------------------------------------------------------------------

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.        Indemnification of Directors and Officers.
          -----------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned trustees and officers, hereby constitutes and appoints Ferdinand Colloredo-Mansfeld, Robert E., Patterson, Franz Colloredo-Mansfeld, and Neil E. Waisnor, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 20, 2000.

                             CABOT INDUSTRIAL TRUST

                            By /s/ Robert E. Patterson
                               ---------------------------
                               Robert E. Patterson
                               President

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                Title                         Date
                  ---------                                -----                         ----
      /s/ Ferdinand Colloredo-Mansfeld         Chairman of the Board, Chief        January 20, 2000
     -----------------------------------
          Ferdinand Colloredo-Mansfeld         Executive Officer, Trustee
                                               (Principal Executive Officer)

      /s/ Robert E. Patterson                  President, Trustee                  January 20, 2000
     -----------------------------------
          Robert E. Patterson

      /s/ Franz Colloredo-Mansfeld             Chief Financial Officer,            January 20, 2000
     -----------------------------------
          Franz Colloredo-Mansfeld             (Principal Financial Officer)

      /s/ Neil E. Waisnor                      Senior Vice President--Finance,     January 20, 2000
     -----------------------------------
          Neil E. Waisnor                      Treasurer, Secretary
                                               (Principal Accounting Officer)

      /s/ Christopher C. Milliken              Trustee                             January 20, 2000
     -----------------------------------
          Christopher C. Milliken

      /s/ Maurice Segall                       Trustee                             January 20, 2000
     -----------------------------------
          Maurice Segall

      /s/ W. Nicholas Thorndike                Trustee                             January 20, 2000
     -----------------------------------
          W. Nicholas Thorndike

      /s/ Ronald L. Skates                     Trustee                             January 20, 2000
     -----------------------------------
          Ronald L. Skates

      /s/ George M. Lovejoy, Jr.               Trustee                             January 20, 2000
     -----------------------------------
          George M. Lovejoy, Jr.

                               INDEX TO EXHIBITS
                               -----------------
Exhibit
Number        Description of Document
------        -----------------------

4.1 Amended and Restated Declaration of Trust of the Company, dated January 26, 1998 (incorporated by reference to Exhibit 3.1 to the Company's Form S-11 Registration Statement No. 333-38383 (the "Form S-11")).

4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 2 to the Company's Form 8-K dated September 10, 1998).

4.3 Second Amended and Restated Agreement of Limited Partnership of Cabot Industrial Properties, L.P., dated February 4, 1998 (incorporated by reference to Exhibit 3.5 to the Form S-11).

4.4           Form of Common Share Certificate (incorporated by reference to
              Exhibit 3.4 to the Form S-11).

4.5 Rights Agreement between the Company and BankBoston, N.A., as Right Agent, dated as of June 11, 1998 and amended and restated as of September 10, 1998 including the form of Rights Certificate (incorporated by reference to Exhibit 1 to the Company's Form 8-K dated September 10, 1998).

5.1           Opinion of Mayer, Brown & Platt as to the validity of the Common
              Shares.

23.1          Consent of Arthur Andersen LLP

23.2          Consent of KPMG LLP

23.3          Consent of Mayer, Brown & Platt (included in the opinions filed as
              Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney pursuant to which amendments to this Registration Statement may be filed (included on page II-5 of this Registration Statement).